 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 13, 2014

Octagon 88 Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53560	26-2793743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hochwachtstrasse 4 Steinhausen CH 6312
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	41 79 237 62 18

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On May 13, 2014, CEC North Star Energy Ltd. (“North Star”) released a report to its shareholders providing updates on certain developments.  Octagon 88 Resources, Inc. (the “Company”) currently holds a 30.6% ownership interest in North Star.

A copy of this report is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

This current report and the exhibit may contain certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding North Star's potential reserves, future production, exploration potential, well construction, and the timetable for completion of further tests. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions and uncertainties.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of North Star’s control. There is no assurance that North Star’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.

        Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for the Company to predict all such factors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Shareholder Report of CEC North Star Energy Ltd. dated May 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Octagon 88 Resources, Inc.

Date: May 13, 2014	By:	/s/ Guido Hilekes
	Name:	Guide Hilekes
	Title	President